TARGETED GENETICS ANNOUNCES $19.5 MILLION PRIVATE PLACEMENT OF COMMON STOCK

SEATTLE, WA, Jun 22, 2007 (MARKET WIRE via COMTEX News Network) -- Targeted Genetics Corporation (NASDAQ: TGEN) today announced that it has entered into definitive agreements with institutional and other accredited investors with respect to the private placement of 6.7 million shares of its common stock at a purchase price of $2.905 per share for expected gross proceeds of approximately $19.5 million, before payment of placement agent commissions and offering expenses. Investors also will receive warrants to purchase 6.7 million shares of common stock at an exercise price of $3.25 per share. Rodman & Renshaw, LLC served as the placement agent for this transaction. The closing of the offering is subject to customary closing conditions, including approval of an additional listing application by the NASDAQ Stock Market.

"We are pleased to announce a significant financing with institutional investors," said H. Stewart Parker, president and chief executive officer. "We believe that with the net proceeds from this private placement, we can maintain our current planned development activities and achieve significant progress in the accomplishment of our clinical milestones."

Targeted Genetics estimates that net proceeds from the financing will be approximately $17.8 million after deducting the estimated costs associated with the transaction. Targeted Genetics plans to use the net proceeds of this financing for working capital.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, Targeted Genetics has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein.

About Targeted Genetics

Targeted Genetics Corporation is a biotechnology company committed to the development of innovative targeted molecular therapies for the prevention and treatment of acquired and inherited diseases with significant unmet medical need. Targeted Genetics' proprietary Adeno-Associated Virus (AAV) technology platform allows it to deliver genes that encode proteins to increase gene function or RNAi to decrease or silence gene function. Targeted Genetics' current product development efforts target inflammatory arthritis, AIDS prophylaxis, congestive heart failure and Huntington's disease. To learn more about Targeted Genetics, visit Targeted Genetics' website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements regarding whether the offering will close, the amount of proceeds expected to be received from the offering, the expected timing of the closing of the offering, Targeted Genetics' expected use of these proceeds and other statements about Targeted Genetics' plans, objectives, intentions and expectations. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the risk that the offering is not consummated, the possibility that Targeted Genetics decides to use the proceeds from the financing for purposes other than those described above, as well as other risk factors described in "Part I, Item 1A. Risk Factors" in our most recent annual report on Form 10-K or "Part II, Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

SOURCE: Targeted Genetics